Exhibit 8(c)

                    LICENSE AGREEMENT RELATING TO USE OF NAME

      AGREEMENT made as of the 9th day of February, 2001, by and between MERRILL LYNCH & CO., INC., a Delaware Corporation ("ML Co.") and MERCURY V.I. FUNDS, INC., a Maryland corporation (the "Corporation"), on behalf of its currently existing series, and on behalf of each series of the Corporation that may be formed in the future (each, a "Fund" and collectively, the "Funds").

                              W I T N E S S E T H :

      WHEREAS, ML & Co. was incorporated under the laws of the State of Delaware on March 27, 1973 under the corporate name "Merrill Lynch & Co., Inc." and has used such name at all times thereafter; and

      WHEREAS, the Corporation was incorporated under the laws of the State of Maryland on December 7, 1998;

      NOW, THEREFORE, in consideration of the premises and of the covenants hereinafter contained, ML & Co. and the Corporation hereby agree as follows:

      1. ML & Co. hereby grants the Corporation a non-exclusive license to use the words "Merrill Lynch" in the names of the Funds.

      2. The non-exclusive license herein above referred to has been given and is given by ML & Co. on the condition that it may at any time, in its sole and absolute discretion, withdraw the non-exclusive license to the use of the words "Merrill Lynch" in the names of the Funds; and, as soon as practicable after receipt by the Corporation of written notice of the withdrawal of such non-exclusive license, and in no event later than ninety days thereafter, the Corporation will change the names of the Funds so that such names will not thereafter include the words "Merrill Lynch" or any variation thereof.

      3. ML & Co. reserves and shall have the right to grant to any other company, including without limitation any other investment company, the right to use the words "Merrill Lynch" or variations thereof in its name and no consent or permission of the Corporation shall be necessary; but, if required by an applicable law of any state, the Corporation will forthwith grant all requisite consents.

      4. With respect to any Fund whose name includes or has included the words "Merrill Lynch" pursuant to this Agreement, the Corporation will not grant to any other company the right to use a name similar to that of the Funds or ML & Co. without the written consent of ML & Co.

      5. Regardless of whether a Fund whose name includes the words "Merrill Lynch" pursuant to this Agreement, should hereafter change its name and eliminate the words "Merrill Lynch" or any variation thereof from such name, the Corporation hereby grants to ML & Co. the right to cause the incorporation of other corporations or the organization of voluntary associations which may have names similar to that of a Fund or to that to which a Fund may change its name and to own all or any portion of the shares of such other corporations or associations and to enter into contractual relationships with such other corporations or associations, subject to any requisite approval of a majority of such Fund's shareholders and the Securities and Exchange Commission and subject to the payment of a reasonable amount to be determined at the time of use, and the Corporation agrees to give and execute such formal consents or agreements as may be necessary in connection therewith.

      6. This Agreement may be amended at any time by a writing signed by the parties hereto. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements, arrangements and understandings, whether written or oral, with respect thereto.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written. This Agreement may be executed by the parties hereto on any number of counterparts, all of which together shall constitute one and the same instrument.

                                           MERRILL LYNCH & CO., INC.

                                           By:  /s/ Jeffrey M. Peek
                                              ---------------------------------
                                                 Name:  Jeffrey M. Peek
                                                 Title: Executive Vice President

                                           MERCURY V.I. FUNDS, INC.

                                           By:  /s/ Jeffrey M. Peek
                                              ---------------------------------
                                                 Name:  Jeffrey M. Peek
                                                 Title: President and Director

                                       3